Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(395,070)
Unrealized Gain (Loss) on Market Value of Commodity Futures	2,596,369
Dividend Income	74,940
Interest Income	112,527
ETF Transaction Fees	700
Total Income (Loss)	$2,389,466

Expenses
General Partner Management Fees	$26,179
Professional Fees	16,605
Brokerage Commissions	673
Directors' Fees and insurance	1,650
License fees	655
Total Expenses	$45,762
Net Income (Loss)	$2,343,704

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 12/1/24	$50,807,679
Withdrawals ((100,000) Shares)	(3,735,199)
Net Income (Loss)	2,343,704

Net Asset Value End of Month	$49,416,184
Net Asset Value Per Share (1,300,000 Shares)	$38.01

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596